Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Steel Partners Holdings L.P.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (dated June 16, 2021) of Steel Partners Holdings L.P. of our report dated September 30, 2020, relating to the consolidated financial statements of Steel Connect, Inc. for the year ended July 31, 2020, which appear in the Annual Report to Shareholders of Steel Connect, Inc.

/s/ BDO USA, LLP

Boston, Massachusetts

June 16, 2021